EP Global Communications Inc. has Received Approval to List Its Stock on the Nasdaq OTC Electronic Bulletin Board Under the Symbol EPGL

JOHNSTOWN, Pa., Dec. 29 /PRNewswire-FirstCall/ -- EP Global through its 34 year old award winning flagship magazine Exceptional Parent provides critical information and emotional support to caregivers and families of people with disabilities and special health care needs. EP is a recognized source of information for physicians, allied health care professionals and educators who are involved in the care and development of people with special needs including those with intellectual disabilities. EP also produces CME and CEU accredited web based seminars on a wide range of clinical topics focused on chronic long term conditions; custom communications and educational programs, making it the foremost reliable source of information for the special needs community. EP enjoys the support and endorsement of professional medical societies as well as numerous lay organizations.

EP is the innovator of a remarkable annual gathering known as the World Congress and Exhibition on Disabilities, to be held December 1st through 3rd in 2005 in Philadelphia PA. The WCD is a unique world-class event whose mission has always been to bring people together and to share ideas and experiences towards the objective of improving the quality of life for people with special needs. A major theme of the 2005 WCD is to honor returning veterans who have sustained disabilities and severe injuries from the Afghanistan and Iraq conflict.

In 2005, EP will continue its equally effective "Disabilities Awareness Nights" at major league ballparks throughout the country as well as in select National Basketball Association locations in 2004 and 2005.

The EP Library offers over 1,500 disability specific book titles and the company's web site enjoys over 1.5 million visits per month, making it one of the largest, if not the largest, "Bobby Approved" web site in the nation for people with Special Needs. EP received the New Freedom Initiative Award in 2003, symbolic of the best publication and web site in the nation for people with disabilities and special needs. In 2004 EP was awarded the FOLIO Gold Medal for excellence in journalism, its third such award in the past four years.

For more information on EP please access its web site at http://www.eparent.com .

Joseph M. Valenzano Jr., the Company's President, CEO and Publisher expressed his delight at being listed and noted that "Our standing as a NASDAQ listed, public reporting company provides us with yet another tool with which to expand our mission of providing Information That Matters From People Who Care.

"We see this as yet another terrific opportunity to allow all who are part of our EP family, physicians, nurses, occupational and physical therapists, speech and language pathologists, teachers, caregivers, our subscribers and others to join us in what we believe to be an ever greater continuation of serving the special needs community."

For further information on EP please contact Investor Relations at 814-361-3860 ext 313.

This release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates, will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current business strategies and other conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from the forward-looking statements contained herein. Consequently, all of the forward-looking statements made in this letter are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations. EP is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE EP Global Communications Inc. Web Site: http://eparent.com